Tompkins Financial Corporation 8-K

EXHIBIT 99.1

For more information contact:

Stephen S. Romaine, President & CEO

Francis M. Fetsko, Executive VP, CFO & COO

Tompkins Financial Corporation (888)503-5753

For Immediate Release

Friday, January 26, 2018

Tompkins Financial Corporation Reports 2017 Earnings and the Impact of Tax Cut and Jobs Act of 2017.

ITHACA, NY – Tompkins Financial Corporation (NYSE American: TMP)

As reported by many financial institutions, Tompkins Financial Corporation’s earnings for the quarter and year-to-date periods ended December 31, 2017, were impacted by the Tax Cut and Jobs Act of 2017, which reduced the Federal statutory tax rate from 35% in 2017, to 21% in 2018. The change in the tax law created a one-time, fourth quarter, non-cash write-down of net deferred tax assets in the amount of $14.9 million due to the required remeasurement of the net deferred tax assets using the new lower tax rate.

President and CEO Stephen Romaine commented, “I am extremely proud of our Company’s results in 2017. Though our reported earnings are down for the year, had it not been for the non-cash write-down related to the tax law change, our earnings would have been at a record level. Coupled with the general positive trends we have seen in business growth, the lower marginal tax rate will have a meaningful positive impact on future earnings.”

A summary of the impact of the tax law changes on 2017 full year earnings per share is as follows:

■	Diluted earnings per share for year ended December 31, 2017, (including the one-time charge related to tax reform) were $3.43, down 12.3% over full year 2016

■	Adjusted diluted earnings per share for year ended December 31, 2017 (excluding the one-time charge related to tax reform) were $4.42, up 13.0% over full year 2016 (refer to table of “Non GAAP Measures” included in this press release)

GAAP net income for the year ended December 31, 2017, was $52.5 million, down from $59.3 million reported in 2016. Diluted earnings per share were $3.43 for the year ended December 31, 2017, down from the $3.91 per share reported in 2016. Excluding the impact of the one-time charge related to changes in the tax law, diluted earnings per share for 2017 would have been $4.42, reflecting an increase of 13.0% over diluted earnings per share for 2016. Refer to the table of “Non-GAAP Measures” included in this press release for additional details.

GAAP net income for the fourth quarter of 2017 was $2.5 million, down from the $15.1 million reported for the same period in 2016. Diluted earnings per share of $0.16 for the fourth quarter of 2017 were down 83.8% from the $0.99 reported in the fourth quarter of 2016. Removing the impact of the one-time charge related to tax reform from fourth quarter earnings would have resulted in diluted earnings per share of $1.15 for the fourth quarter of 2017, representing a 16.2% increase over the same period in 2016. Refer to the table of “Non-GAAP Measures” included in this press release for additional details.

Mr. Romaine further commented, “Tompkins has a history of being a high performing Company with a long-term focus. In keeping with this approach, we plan to leverage the benefits of reduced taxes from the Tax Cut and Jobs Act of 2017 in a way that is consistent with our strategy of creating long-term value for our clients, shareholders, communities and employees. This includes planned investments to modernize our facilities, improve customer-facing technology and expand staff in support of these initiatives. We have always given generously to the communities we serve and expect to continue to increase that level going forward. We have a long history of paying profit sharing to our employees and we have raised the profit sharing payout that will be paid in 2018 to 9.0% of employee annual pay. We also plan to raise the minimum wage paid by our Company to $14.00 - $15.00 per hour based on geography and we are committed to increasing compensation for all employees earning less than $18.00 per hour. We are investing just in excess of $1.0 million to increase our wages to these levels.”

Selected highlights for YEAR and fourth quarter:

●	Net interest income for the full year of $201.3 million, is up 11.4% over 2016; while net interest income for the fourth quarter of $52.0 million is up 12.1% over the same quarter last year.

●	Total loans of $4.7 billion at year end 2017 were up 9.7% over year end 2016.

●	Noninterest bearing deposit balances of $1.4 billion at year end 2017 are up 16.3% over year end 2016.

●	Nonperforming assets remain at historically low levels and compare favorably to our industry peers, with nonperforming assets representing 0.38% of total assets at year end 2017, compared to 0.36% at year end 2016.

NET INTEREST INCOME

For the full year ended December 31, 2017, net interest income was $201.3 million, up $20.7 million, or 11.4% from the same period in 2016. Net interest income of $52.0 million for the fourth quarter of 2017 increased by $5.6 million, or 12.1% compared to the same period in 2016.

Growth in net interest income was largely driven by an 11.2% increase in average total loans during 2017, up $444.0 million over average loans in 2016. The loan growth was supported, in part, by a $249.4 million increase in average total deposits over the same period. The net interest margin was 3.42% in the fourth quarter of 2017, up from 3.40% for the most recent prior quarter, and 3.30% for the same quarter last year.

NONINTEREST INCOME

For the full year, noninterest income of $69.2 million is up slightly from $68.8 million reported for 2016. Noninterest income was $17.3 million for the fourth quarter of 2017, and was up $996,000 compared to the same period in 2016. Fee income business related to cards services and investment and management services contributed to the improvement. Insurance revenue and services charges on deposit accounts were down, partially offsetting those improvements. Results for 2017 included realized losses on available-for-sale securities in the amount of $407,000, compared to realized gains of $926,000 in 2016.

NONINTEREST EXPENSE

For the full year, noninterest expenses were $171.1 million in 2017, up 7.9% over 2016. Noninterest expense was $46.3 million for the fourth quarter of 2017, up 17.5% when compared to that same quarter in 2016. During 2017, the Company invested $2.7 million in a historic preservation tax credit which yielded Federal and NYS tax credits. The project was placed in service in the fourth quarter, and accordingly, the fourth quarter results include the required write-off of this investment as operating expense and recognition of the related $3.3 million of tax credits generated from the investment as a reduction of income tax expense. 2017 expenses also included $731,000 of deconversion expenses related to system conversions (including a core system conversion completed in the second quarter of 2017); compared to deconversion expenses of $546,000 recognized in 2016.

INCOME TAX EXPENSE

During 2017, the Company’s effective tax rate was 44.8%, compared to 31.3% in 2016. The increase is mainly due to the $14.9 million one-time write-down of net deferred tax assets discussed above. Tax expense for 2017 benefited from the $3.3 million historic tax credit described above, which was recognized in the fourth quarter of 2017. As previously mentioned, the Tax Cut and Jobs Act of 2017 will reduce the federal statutory tax rate from 35% in 2017, to 21% in 2018.

ASSET QUALITY

Asset quality trends remained strong in the fourth quarter of 2017. Nonperforming assets represented 0.38% of total assets at December 31, 2017, up slightly from 0.36% at December 31, 2016. Nonperforming asset levels continue to be below the most recent Federal Reserve Board Peer Group Average1 of 0.64%.

Full year provision for loan and lease losses was $4.2 million in 2017, down from $4.3 million in 2016. Net loan and lease charge-offs for 2017 were $145,000 compared to net charge-offs of $570,000 reported in 2016. The provision for loan and lease losses was $2.0 million for the fourth quarter of 2017, up from $1.7 million in the fourth quarter of 2016.

The Company’s allowance for originated loan and lease losses totaled $39.7 million at December 31, 2017, and represented 0.91% of total originated loans and leases at December 31, 2017, compared to 0.92% at December 31, 2016. The total allowance represented 172.84% of total nonperforming loans and leases at December 31, 2017, up from 164.98% at December 31, 2016.

CAPITAL POSITION

Capital ratios remain well above the regulatory well capitalized minimums. The ratio of tangible common equity to tangible assets was 7.24% at December 31, 2017, a decline from the 7.58% reported for the most recent prior quarter, and 7.25% at December 31, 2016. Contributing to the decline in capital levels in the fourth quarter of 2017 was the impact of Tax Cut and Jobs Act of 2017. The change in the tax law created a one-time non-cash write-down of net deferred tax assets in the amount of $14.9 million due to the remeasurement of the assets using the new lower tax rate.

ABOUT TOMPKINS FINANCIAL CORPORATION

Tompkins Financial Corporation is a financial services company serving the Central, Western, and Hudson Valley regions of New York and the Southeastern region of Pennsylvania. Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Trust Company, Tompkins Bank of Castile, Tompkins Mahopac Bank, Tompkins VIST Bank, Tompkins Insurance Agencies, Inc., and offers wealth management services through Tompkins Financial Advisors. For more information on Tompkins Financial, visit www.tompkinsfinancial.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform of 1995:

This press release may include forward-looking statements with respect to revenue sources, growth, market risk, and corporate objectives. The Company assumes no duty, and specifically disclaims any obligation, to update forward-looking statements, and cautions that these statements are subject to numerous assumptions, risks, and uncertainties, all of which could change over time. Actual results could differ materially from forward-looking statements.

The statements made herein shall not confer upon any person any rights or remedies of any nature, and shall not be construed to establish, amend, or modify any benefit plan, program, agreement, or arrangement, nor to alter any existing at-will employment relationship between the Company and its employees.

TOMPKINS FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION

(In thousands, except share and per share data) (Unaudited)	As of	As of
ASSETS	12/31/2017	12/31/2016

Cash and noninterest bearing balances due from banks	$77,688	$62,074
Interest bearing balances due from banks	6,615	1,880
Cash and Cash Equivalents	84,303	63,954

Available-for-sale securities, at fair value (amortized cost of $1,409,996 at December 31, 2017 and $1,442,724 at December 31, 2016)	1,392,775	1,429,538
Held-to-maturity securities, at amortized cost (fair value of $140,315 at December 31, 2017 and $142,832 at December 31, 2016)	139,216	142,119
Originated loans and leases, net of unearned income and deferred costs and fees (2)	4,361,482	3,863,922
Acquired loans (3)	310,577	394,111
Less: Allowance for loan and lease losses	39,771	35,755
Net Loans and Leases	4,632,288	4,222,278

Federal Home Loan Bank and other stock	50,498	43,133
Bank premises and equipment, net	86,995	70,016
Corporate owned life insurance	80,106	77,905
Goodwill	92,291	92,623
Other intangible assets, net	9,263	11,349
Accrued interest and other assets	80,555	83,841
Total Assets	$6,648,290	$6,236,756

LIABILITIES
Deposits:
Interest bearing:
Checking, savings and money market	2,651,632	2,518,318
Time	748,250	870,788
Noninterest bearing	1,437,925	1,236,033
Total Deposits	4,837,807	4,625,139

Federal funds purchased and securities sold under agreements to repurchase	75,177	69,062
Other borrowings	1,071,742	884,815
Trust preferred debentures	16,691	37,681
Other liabilities	70,671	70,654
Total Liabilities	$6,072,088	$5,687,351

EQUITY
Tompkins Financial Corporation shareholders’ equity:
Common Stock - par value $.10 per share: Authorized 25,000,000 shares; Issued: 15,301,524 at December 31, 2017; and 15,171,816 at December 31, 2016	1,530	1,517
Additional paid-in capital	364,031	357,414
Retained earnings and accumulated other comprehensive loss	213,711	193,073
Treasury stock, at cost – 120,805 shares at December 31, 2017, and 117,997 shares at December 31, 2016	(4,492)	(4,051)

Total Tompkins Financial Corporation Shareholders’ Equity	574,780	547,953
Noncontrolling interests	1,422	1,452
Total Equity	$576,202	$549,405
Total Liabilities and Equity	$6,648,290	$6,236,756

TOMPKINS FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Twelve Months Ended
(In thousands, except per share data) (Unaudited)	12/31/2017	12/31/2016	12/31/2017	12/31/2016
INTEREST AND DIVIDEND INCOME
Loans	$50,153	$44,252	$191,410	$169,630
Due from banks	22	1	37	6
Trading securities	0	0	0	220
Available-for-sale securities	7,337	6,348	29,721	27,846
Held-to-maturity securities	862	891	3,475	3,603
Federal Home Loan Bank and other stock	655	444	2,121	1,434
Total Interest and Dividend Income	59,029	51,936	226,764	202,739
INTEREST EXPENSE
Time certificates of deposits of $250,000 or more	516	440	1,880	1,654
Other deposits	2,745	2,295	10,253	9,059
Federal funds purchased and securities sold under agreements to repurchase	40	288	235	2,228
Trust preferred debentures	270	607	1,158	2,390
Other borrowings	3,489	1,932	11,934	6,772
Total Interest Expense	7,060	5,562	25,460	22,103
Net Interest Income	51,969	46,374	201,304	180,636
Less: Provision for loan and lease losses	2,014	1,706	4,161	4,321
Net Interest Income After Provision for Loan and Lease Losses	49,955	44,668	197,143	176,315
NONINTEREST INCOME
Insurance commissions and fees	6,886	6,684	28,778	29,492
Investment services income	4,121	3,848	15,665	15,203
Service charges on deposit accounts	2,100	2,234	8,437	8,793
Card services income	2,225	2,078	9,100	8,058
Mark-to-market loss on trading securities	0	0	0	(182)
Mark-to-market gain on liabilities held at fair value	0	0	0	227
Other income	1,964	1,472	7,631	6,291
(Loss)/gain on sale of available-for-sale securities	16	0	(407)	926
Total Noninterest Income	17,312	16,316	69,204	68,808
NONINTEREST EXPENSE
Salaries and wages	20,722	18,827	81,590	76,950
Pension and other employee benefits	5,675	5,061	21,870	20,496
Net occupancy expense of premises	3,249	3,328	13,214	12,521
Furniture and fixture expense	2,209	1,477	7,028	6,450
FDIC insurance	752	636	2,527	3,024
Amortization of intangible assets	473	518	1,932	2,090
Other operating expense	13,206	9,542	42,944	37,076
Total Noninterest Expenses	46,286	39,389	171,105	158,607
Income Before Income Tax Expense	20,981	21,595	95,242	86,516
Income Tax Expense	18,493	6,444	42,620	27,045
Net Income attributable to Noncontrolling Interests and Tompkins Financial Corporation	2,488	15,151	52,622	59,471
Less: Net income attributable to noncontrolling interests	31	33	128	131
Net Income Attributable to Tompkins Financial Corporation	$2,457	$15,118	$52,494	$59,340
Basic Earnings Per Share	$0.16	$1.00	$3.46	$3.94
Diluted Earnings Per Share	$0.16	$0.99	$3.43	$3.91

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)

	Quarter Ended			Year to Date Period Ended			Year to Date Period Ended
	December 31, 2017			December 31, 2017			December 31, 2016
	Average			Average			Average
	Balance		Average	Balance		Average	Balance		Average
(Dollar amounts in thousands)	(QTD)	Interest	Yield/Rate	(YTD)	Interest	Yield/Rate	(YTD)	Interest	Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$7,720	$22	1.13%	$4,599	$37	0.80%	$2,019	$6	0.30%
Securities (4)
U.S. Government securities	1,457,646	7,655	2.08%	1,471,717	31,006	2.11%	1,443,894	29,318	2.03%
Trading securities	0	0	0.00%	0	0	0.00%	4,893	220	4.50%
State and municipal (5)	99,155	841	3.36%	100,595	3,393	3.37%	97,937	3,309	3.38%
Other securities (5)	3,581	33	3.66%	3,597	129	3.59%	3,645	123	3.37%
Total securities	1,560,382	8,529	2.17%	1,575,909	34,528	2.19%	1,550,369	32,970	2.13%
FHLBNY and FRB stock	44,915	655	5.79%	42,465	2,121	4.99%	32,528	1,434	4.41%

Total loans and leases, net of unearned income (5)(6)	4,546,379	50,933	4.44%	4,401,213	194,433	4.42%	3,957,221	172,443	4.36%
Total interest-earning assets	6,159,396	60,139	3.87%	6,024,186	231,119	3.84%	5,542,137	206,853	3.73%

Other assets	393,018			365,318			355,943

Total assets	6,552,414			6,389,504			5,898,080

LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	2,703,281	1,522	0.22%	2,674,204	5,141	0.19%	2,529,009	4,008	0.16%
Time deposits	774,130	1,739	0.89%	827,181	6,992	0.85%	871,595	6,705	0.77%
Total interest-bearing deposits	3,477,411	3,261	0.37%	3,501,385	12,133	0.35%	3,400,604	10,713	0.32%
Federal funds purchased & securities sold under
agreements to repurchase	62,185	40	0.26%	64,888	235	0.36%	99,622	2,228	2.24%
Other borrowings	944,390	3,489	1.47%	882,235	11,934	1.35%	616,560	6,772	1.10%
Trust preferred debentures	16,663	270	6.43%	18,338	1,158	6.31%	37,588	2,390	6.36%
Total interest-bearing liabilities	4,500,649	7,060	0.62%	4,466,846	25,460	0.57%	4,154,374	22,103	0.53%

Noninterest bearing deposits	1,391,354			1,279,027			1,130,406
Accrued expenses and other liabilities	66,455			66,185			66,243
Total liabilities	5,958,458			5,812,058			5,351,023

Tompkins Financial Corporation Shareholders’ equity	592,444			575,958			545,545
Noncontrolling interest	1,512			1,488			1,512
Total equity	593,956			577,446			547,057

Total liabilities and equity	$6,552,414			$6,389,504			$5,898,080
Interest rate spread			3.25%			3.27%			3.20%
Net interest income/margin on earning assets		53,079	3.42%		205,659	3.41%		184,750	3.33%

Tax Equivalent Adjustment		(1,110)			(4,355)			(4,114)

Net interest income per consolidated financial statements		$51,969			$201,304			$180,636

Tompkins Financial Corporation - Summary Financial Data (Unaudited)

(In thousands, except per share data)	Quarter-Ended					Year-Ended
	Dec-17	Sep-17	Jun-17	Mar-17	Dec-16	Dec-17

Period End Balance Sheet
Securities	$1,531,991	$1,546,199	$1,564,865	$1,569,068	$1,571,657	$1,531,991
Originated loans and leases, net of unearned income and deferred costs and fees (2)	4,361,482	4,167,254	4,070,755	3,922,413	3,863,922	4,361,482
Acquired loans and leases (3)	310,577	323,259	347,841	375,380	394,111	310,577
Allowance for loan and lease losses	39,771	38,038	37,157	36,166	35,755	39,771
Total assets	6,648,290	6,524,060	6,415,012	6,280,047	6,236,756	6,648,290
Total deposits	4,837,807	4,943,944	4,750,722	4,850,585	4,625,139	4,837,807
Federal funds purchased and securities sold under agreements to repurchase	75,177	73,874	50,360	70,716	69,062	75,177
Other borrowings	1,071,742	834,574	952,035	717,285	884,815	1,071,742
Trust preferred debentures	16,691	16,648	16,605	16,562	37,681	16,691
Total common equity	574,780	588,349	575,428	562,064	547,953	574,780
Total equity	576,202	589,868	576,915	563,518	549,405	576,202

Average Balance Sheet
Average earning assets	$6,159,396	$6,072,269	$5,970,653	$5,890,945	$5,707,121	$6,024,186
Average assets	6,552,414	6,430,497	6,329,847	6,241,388	6,074,973	6,389,504
Average interest-bearing liabilities	4,500,649	4,463,606	4,474,860	4,427,501	4,237,126	4,466,846
Average equity	593,956	586,671	572,741	555,893	559,106	577,446

Share data
Weighted average shares outstanding (basic)	14,988,542	14,966,231	14,944,934	14,900,938	14,862,189	14,950,432
Weighted average shares outstanding (diluted)	15,103,906	15,078,555	15,066,861	15,042,614	15,014,221	15,073,255
Period-end shares outstanding	15,265,614	15,202,444	15,189,453	15,181,198	15,135,906	15,265,614
Common equity book value per share	$37.65	$38.70	$37.88	$37.02	$36.20	$37.65
Tangible book value per share (Non-GAAP)	$31.04	$32.03	$31.18	$30.28	$29.38	$31.04

Income Statement
Net interest income	$51,969	$51,000	$50,301	$48,034	$46,374	$201,304
Provision for loan/lease losses	2,014	402	976	769	1,706	4,161
Noninterest income	17,312	17,202	17,450	17,240	16,316	69,204
Noninterest expense	46,286	41,883	41,568	41,368	39,389	171,105
Income tax expense	18,493	8,491	8,248	7,388	6,444	42,620
Net income attributable to Tompkins Financial Corporation	2,457	17,394	16,926	15,717	15,118	52,494
Noncontrolling interests	31	32	33	32	33	128
Basic earnings per share (8)	$0.16	$1.14	$1.11	$1.04	$1.00	$3.46
Diluted earnings per share (8)	$0.16	$1.14	$1.11	$1.03	$0.99	$3.43

Nonperforming Assets
Originated nonaccrual loans and leases	$16,253	$15,667	$14,284	$13,786	$14,300	$16,253
Acquired nonaccrual loans and leases	3,264	3,152	2,903	3,356	4,741	3,264
Originated loans and leases 90 days past due and accruing	44	0	639	0	0	44
Troubled debt restructurings not included above	3,449	3,541	2,980	2,948	2,631	3,449
Total nonperforming loans and leases	23,010	22,360	20,806	20,090	21,672	23,010
OREO	2,047	2,030	2,331	2,520	908	2,047
Total nonperforming assets	$25,057	$24,390	$23,137	$22,610	$22,580	$25,057

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

		Quarter-Ended									Year-Ended
Delinquency - Originated loan and lease portfolio		Dec-17		Sep-17		Jun-17		Mar-17		Dec-16		Dec-17
Loans and leases 30-89 days past due and accruing (2)		$6,791		$5,567		$6,188		$5,462		$6,694		$6,791
Loans and leases 90 days past due and accruing (2)		44		0		639		0		0		44
Total originated loans and leases past due and accruing (2)		6,835		5,567		6,827		5,462		6,694		6,835

Delinquency - Acquired loan and lease portfolio
Loans 30-89 days past due and accruing (3)(7)		$1,256		$2,857		$751		$907		$2,553		$1,256
Loans 90 days or more past due		1,146		1,306		2,581		2,701		2,557		1,146
Total acquired loans and leases past due and accruing		2,402		4,163		3,332		3,608		5,110		2,402
Total loans and leases past due and accruing		$9,237		$9,730		$10,159		$9,070		$11,804		$9,237

Allowance for Loan Losses - Originated loan and lease portfolio
Balance at beginning of period		$37,903		$36,960		$35,915		$35,598		$33,956		$35,598
Provision for loan and lease losses		1,849		931		846		602		1,419		4,428
Net loan and lease (recoveries) charge-offs		66		(12)		(199)		285		(223)		140
Allowance for loan and lease losses (originated		39,686		37,903		36,960		35,915		35,598		39,686
loan portfolio) - balance at end of period	$		$		$		$		$		$

Allowance for Loan Losses - Acquired loan and lease portfolio
Balance at beginning of period		$135		$197		$251		$157		$156		$157
Provision (credit) for loan and lease losses		165		(529)		130		167		287		(67)
Net loan and lease (recoveries) charge-offs		215		(467)		184		73		286		5
Allowance for loan and lease losses (acquired
loan portfolio) - balance at end of period		85		135		197		251		157		85

Total allowance for loan and lease losses		$39,771		$38,038		$37,157		$36,166		$35,755		$39,771

Loan Classification - Originated Portfolio
Special Mention		$46,074		$50,423		$38,488		$18,861		$20,485		$46,074
Substandard		20,584		20,532		19,532		20,909		20,316		20,584
Loan Classification - Acquired Portfolio
Special Mention		525		539		547		519		526		525
Substandard		5,355		8,193		8,796		9,628		13,141		5,355
Loan Classifications - Total Portfolio
Special Mention		46,599		50,962		39,035		19,380		21,011		46,599
Substandard		25,939		28,725		28,328		30,537		33,457		25,939

Ratio Analysis
Credit Quality		Dec-17		Sep-17		Jun-17		Mar-17		Dec-16		Dec-17
Nonperforming loans and leases/total loans and leases (7)		0.49%		0.50%		0.47%		0.47%		0.51%		0.49%
Nonperforming assets/total assets		0.38%		0.37%		0.36%		0.36%		0.36%		0.38%
Allowance for originated loan and lease losses/total originated loans and leases		0.91%		0.91%		0.91%		0.92%		0.92%		0.91%
Allowance/nonperforming loans and leases		172.84%		170.12%		178.59%		180.02%		164.98%		172.84%
Net loan and lease losses (recoveries) annualized/total average loans and leases		0.02%		(0.04%)		0.00%		0.03%		0.01%		0.00%

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

	Quarter-Ended					Year-Ended
Capital Adequacy (period-end)	Dec-17	Sep-17	Jun-17	Mar-17	Dec-16	Dec-17
Tangible common equity/tangible assets	7.24%	7.58%	7.50%	7.44%	7.25%	7.24%

Profitability
Return on average assets *	0.15%	1.07%	1.07%	1.02%	0.99%	0.82%
Return on average equity *	1.64%	11.77%	11.85%	11.47%	10.76%	9.09%
Net interest margin (TE) *	3.42%	3.40%	3.45%	3.38%	3.30%	3.41%
* Quarterly ratios have been annualized

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as reconciliation to the comparable GAAP measure, is provided in the accompanying tables. Management believes that these non-GAAP measures provide useful information. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. See “Tompkins Financial Corporation - Summary Financial Data (Unaudited)” tables for Non-GAAP related calculations.

Non-GAAP Disclosure - Adjusted Diluted Earnings Per Share
	Quarter-Ended					Year-Ended
	Dec-17	Sep-17	Jun-17	Mar-17	Dec-16	Dec-17
Net income available to common shareholders	$2,457	$17,394	$16,926	$15,717	$15,118	$52,494
Less: Income attributable to unvested stock-based compensation awards	26	266	266	260	235	818
Adjusted net income available to common shareholders	2,431	17,128	16,660	15,457	14,883	51,676
Remeasurement of net deferred taxes	14,944	0	0	0	0	14,944
Net income (Non-GAAP)	17,375	17,128	16,660	15,457	14,883	66,620
Weighted average shares outstanding (diluted)	15,103,906	15,078,555	15,066,861	15,042,614	15,014,221	15,073,255
Adjusted diluted earnings per share (Non-GAAP)	$1.15	$1.14	$1.11	$1.03	$0.99	$4.42

Non-GAAP Disclosure - Tangible Book Value Per Share
	Quarter-Ended					Year-Ended
	Dec-17	Sep-17	Jun-17	Mar-17	Dec-16	Dec-17
Total common equity	$574,780	$588,349	$575,428	$562,064	$547,953	$574,780
Less: Goodwill and intangibles (9)	100,887	101,360	101,840	102,326	103,214	100,887
Tangible common equity	473,893	486,989	473,588	459,738	444,739	473,893
Ending shares outstanding	15,265,614	15,202,444	15,189,453	15,181,198	15,135,906	15,265,614
Tangible book value per share (Non-GAAP)	$31.04	$32.03	$31.18	$30.28	$29.38	$31.04

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

Non-GAAP Disclosure - YTD adjusted diluted earnings per share
	Dec-17	Dec-16
Net income available to common shareholders	$52,494	$59,340
Income attributable to unvested stock-based compensation awards	818	912
Adjusted net income available to common shareholders	51,676	58,428
Remeasurement of net deferred taxes	14,944	0
Net operating income (Non-GAAP)	66,620	58,428
Weighted average shares outstanding (diluted)	15,073,255	14,936,231
Adjusted diluted earnings per share (Non-GAAP)	$4.42	$3.91

(1) Federal Reserve peer ratio as of September 30, 2017, includes banks and bank holding companies with consolidated assets between $3 billion and $10 billion.
(2) “Originated” equals loans and leases not included by definition in “acquired loans”.
(3)“Acquired Loans and Leases” equals loans and leases acquired at fair value, accounted for in accordance with FASB ASC Topic 805.
(4) Average balances and yields on available-for-sale securities are based on historical amortized cost.
(5) Interest income includes the tax effects of taxable-equivalent basis.
(6) Nonaccrual loans are included in the average asset totals presented above. Payments received on nonaccrual loans have been recognized as disclosed in Note 1 of the Company’s consolidated financial statements included in Part I of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2016.
(7) Certain acquired loans and leases that are past due are not on nonaccrual and are not included in nonperforming loans. The risk of credit loss on these loans has been considered by virtue of the Corporation’s estimate of acquisition-date fair value and these loans are considered accruing as the Corporation primarily recognizes interest income through accretion of the difference between the carrying value of these loans and their expected cash flows.
(8) Earnings per share year-to-date may not equal the sum of the quarterly earnings per share as a result of rounding of average shares.
(9) “Goodwill and intangibles” equal Total Intangible Assets less Mortgage Servicing Rights in the above tables.